#MACALLAN1

MACALLAN 30 YEAR OLD SCOTCH (BLUE LABEL)

THIS INITIAL OFFERING IS COMING SOON!


MACALLAN
30
MACALLAN

CURRENT VALUE: $13,250

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

#MACALLAN1

MACALLAN 30 YEAR OLD SCOTCH (BLUE LABEL)

SPECS

FINANCIALS

Initial Offering Share Price	$13.25
Number of Shares	1,000
Initial Offering Market Cap.	$13,250
Storage Location	Cult Wines, LCB Melksham

ASSET SPECIFICATIONS

Alcohol	Whisky
Type	Single Malt
Country	Scotland
Region	Speyside
Bottle Size	75 Ml
Distillery	Macallan
Aged	30 Years
Alcohol Strength	43%
Cask	Sherry Oak

Portfolio

Macallan Sherry Oak Blue Label 30YO

Other | 1x70cl

DESCRIPTION OF SERIES 30 YEAR OLD MACALLAN WHISKY

Investment Overview

- Upon completion of the Series #MACALLAN1 Offering, Series #MACALLAN1 will purchase a 30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky for Series #MACALLAN1 (The "Series 30 Year Old Macallan Whisky" or the "Underlying Asset" with respect to Series #MACALLAN1, as applicable), the specifications of which are set forth below.
- The Macallan was founded in 1824 in Scotland as one of the country's first legally licensed distillers.
- Macallan is one of Scotland's top three producers of single malt whisky and is renowned throughout the world for their high-quality scotch.
- The Underlying Asset is a 30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky.

Asset Description

Overview & Authentication

- The Macallan distillery was founded by a barley farmer named Alexander Reid. "Farmers had been making whisky on their Speyside farms in the area for centuries, using their surplus barley during the quieter winter months."
- In 1868, James Stuart took over the lease from Reid and rebuilt the facility.
- In 1892, Stuart sold Macallan to Roderick Kemp, a businessman who had already found success in the world of spirits.
- In 1954, Macallan added additional stills in a continuing effort to expand their facility.
- In 2000, Macallan launches "Exceptional 1," their first single cask.
- In May 2018, Macallan opened a new £140 distillery featuring a "distinctive subterranean design."
- Macallan places an emphasis on the type of cask used to age their whiskey. The Macallan website says: "With up to 80% of The Macallan's final character and flavour determined by cask quality, the oak cask is the most prominent factor in ensuring and delivering the quality and style of our single malt."
- The color of ever Macallan whiskey is "100%" determined by the color of the cask's wood in which they were matured.
- The Macallan uses single malt whiskies "matured exclusively in hand-picked sherry seasoned oak casks from Jerez for richness and complexity." The 30 Year Old Whisky is known for its "natural dark mahogany color" which is called "the richest in the range" by the Macallan website.
- A website called Hard to Find Whisky said that the Macallan Sherry Oak Speyside Blue Label 30 Year Old was "Widely regarded as one of the very best 30 year old official bottlings ever released from the Macallan distillery."

Notable Features

- The Underlying Asset is a 30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky.
- The Underlying Asset was matured in oak casks from Jerez, Spain, each seasoned with Oloroso sherry (a Spanish sherry wine).
- The Underlying Asset matured in the same oak casks for thirty years before bottling.
- The Underlying Asset is a blue label bottling, imported specifically for the US market by Remy Amerique Inc. of New York.

Notable Defects

- The Underlying Asset exhibits wear consistent with its age.

Details

Series 30 Year Old Macallan Whisky

Alcohol	Whisky
Type	Single Malt
Country	Scotland
Region	Speyside
Bottle Size	75 cl
Distillery	Macallan
Aged	30 Years
Alcohol Strength	43%
Cask	Sherry Oak

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 30 Year Old Macallan Scotch going forward.

#MACALLAN1 | $13.3K

COMPARABLE ASSET VALUE



ASSET VALUE
+45.2%

TRANSACTIONS
37

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February 2019

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#MACALLAN1

MACALLAN 30 YEAR OLD SCOTCH (BLUE LABEL)

Centuries before Macallan was founded as one of Scotland's first licensed distilleries, farmers had long been using surplus barley to produce whisky on the land. After Macallan officially opened its doors in 1824, the single malt whisky distillery emerged over the decades as one of the most revered producers in the world. #MACALLAN1 is a bottle of 30 Year Old Macallan Single Malt Scotch. Left undisturbed in sherry seasoned oak casks for three decades, #MACALLAN1 is a part of what is "widely considered" one of the greatest bottlings in Macallan's storied history.

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MACALLAN
THIRTY YEARS OLD

#MACALLAN1 | *Visuals*

#MACALLAN1 was imported specifically for the US market, demonstrated by its blue label.

LAUNCH GALLERY ›

#MACALLAN1 | *Timeline*

Jan. 1824	A barley farmer named Alexander Reid founds The Macallan Distillery.
Jan. 1868	Reid's lease is taken over by James Stuart, who rebuilds the facility.
Jan. 1892	A successful businessman with experience in spirits acquires Macallan from Stuart.
Jan. 1954	Macallan continues their expansion, adding additional stills to help keep up with demand.
May. 2018	A new £140 distillery is completed featuring a "distinctive subterranean design."